bridge notes CONVERSION AGREEMENT

This Bridge Notes Conversion Agreement (this “Agreement”) is made as of ______________, 2011 (the “Agreement Date”), by and between Beamz Interactive, Inc., a Delaware corporation (the “Company”), and ______________________ (“Investor”). The Company and Investor are sometimes each referred to herein as a “Party” and collectively, as the “Parties”.

WITNESSETH:

WHEREAS, Investor is the “payee” under the Senior Secured Bridge Promissory Notes issued by the Company to Investor and identified on Schedule I attached hereto (collectively the “Investor Bridge Notes”); and

WHEREAS, as of June 1, 2011 (the “Effective Date”), the outstanding principal balance of, and accrued but unpaid interest on, the Investor Bridge Notes will be as set forth on Schedule I (collectively, the “Outstanding P&I”); and

WHEREAS, the Company desires that Investor convert the Outstanding P&I of the Investor Bridge Notes into shares of Series D Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series D Preferred Stock”), and Investor is agreeable to do so, on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Parties hereby agree as follows:

1.       Conversion of Outstanding P&I on the Investor Bridge Notes. As of the Effective Date, Investor hereby converts all of the Outstanding P&I on the Investor Bridge Notes into shares of Series D Preferred Stock, at the conversion rate of $1.00 per share (collectively, the “Series D Conversion Shares”). As soon as possible after the Effective Date, the Company shall deliver to Investor a stock certificate evidencing the shares of Series D Conversion Shares. Notwithstanding anything in this Agreement to the contrary, this Agreement shall terminate and be of no further force or effect if, on or prior to the Effective Date, the Company does not receive at least Two Million Dollars ($2,000,000) in equity financing, which equity financing is expected to consist primarily of the conversion of the principal of and interest on Senior Secured Bridge Promissory Notes issued by the Company (including the Investor Bridge Notes), and if there is a shortfall, then the shortfall may be subscribed for in cash or other means.

2.       Representations and Warranties of the Company. The Company hereby represents and warrants to Investor as of the Agreement Date as follows:

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2.1         Organization, Qualification, and Corporate Power. The Company is a duly organized and validly existing corporation and is in good standing under the laws of the state of Delaware and has all requisite corporate power and corporate authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. The Company is duly qualified and is in good standing as a foreign corporation and authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted by it, makes such qualification or authorization necessary, except where the failure to so qualify or be so authorized would not have a material adverse effect on the Company’s business, assets (including intangible assets), liabilities, property, financial condition, or results of operations (a “Material Adverse Effect”). The Company has all requisite corporate power and corporate authority to: (i) execute and deliver this Agreement; (ii) perform all its obligations hereunder; and (iii) issue, sell, and deliver the shares of Series D Preferred Stock issuable to Investor pursuant to Section 1 above (the “Subject Shares”) and the shares of common stock, $0.001 par value, of the Company (the “Common Stock”) issuable upon conversion of the Series D Preferred Stock (the “Conversion Shares”).

2.2         Authorization of Agreements.

(a)       The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, the issuance, sale, and delivery of the Subject Shares and the reservation of and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not (i) violate (A) any provision of any applicable law, or any order of any court or other agency of government applicable to the Company, (B) the Fourth Amended and Restated Certificate of Incorporation, substantially in the form of Exhibit A attached hereto (which will be filed and become effective prior to the Effective Date) (the “Certificate”), (C) the Bylaws of the Company, as amended, or (D) any provision of any mortgage, lease, indenture, agreement, or other instrument to which the Company or any of its properties or assets is bound, or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Company, except in the case of clauses (i)(D) and (ii), where such violation, conflict, breach, default, or lien would not have a Material Adverse Effect.

(b)       The Subject Shares have been duly authorized and, when issued, sold, and delivered in accordance with this Agreement for the consideration expressed herein, will be validly issued, fully paid, and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, and encumbrances of any nature whatsoever except for restrictions on transfer under applicable federal and state securities laws. The Conversion Shares have been duly reserved for issuance upon conversion of the Subject Shares and, when so issued, will be duly authorized, validly issued, fully paid, and nonassessable shares with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, and encumbrances of any nature whatsoever except for restrictions on transfer under applicable federal and state securities laws. Neither the issuance, sale, or delivery of the Subject Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive rights of stockholders of the Company, or to any right of first refusal or other right in favor of any person or entity (“Person”).

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2.3       Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4       Capital Stock. All issued and outstanding shares of the Company’s capital stock are duly authorized, validly issued, fully paid, and nonassessable, and the issuance of such shares was exempt from the registration requirements of applicable securities laws.

2.5       Disclosure. The Company has provided and made available to Investor all the information reasonably available to the Company that Investor has requested for converting the Investor Bridge Notes into the Subject Shares, including all information the Company believes is reasonably necessary to make an investment decision with respect to the purchase of the Subject Shares. To the Company’s knowledge, no representation or warranty of the Company contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

2.6       Offering of the Securities. Neither the Company nor any Person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance, or sale of any security of the Company under circumstances which might require the integration of such security with the Subject Shares under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder (the “Securities Act”)), in either case so as to subject the offering, issuance, or sale of the Subject Shares to the registration provisions of the Securities Act.

3.          Representations and Warranties of Investor. The Company hereby represents and warrants to Investor as of the Agreement Date as follows:

3.1       Authority. Investor has full power and authority to enter into and to perform this Agreement in accordance with its terms. The execution and delivery of, and performance of the transactions contemplated by, this Agreement by Investor is not in conflict with or will not result in any material breach of any terms, conditions, or provisions of, or constitute a material default under, its corporate charter, limited partnership agreement, or other organizational document, as applicable, or any indenture, lease, agreement, order, judgment, or other instrument to which Investor is a party.

3.2       Validity. This Agreement has been duly executed and delivered by Investor and constitutes the legal, valid, and binding obligation of Investor, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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3.3       Accredited Investor Status. Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and, if Investor is not an individual Person, either (i) it was not organized for the specific purpose of acquiring the Subject Shares, or (ii) each person who has invested in Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Investor has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of his, her, or its investment in the Company and he, she, or it is able financially to bear the risks thereof. The Subject Shares are being acquired for Investor’s own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

3.4        No Registration. Investor understands that (i) the Subject Shares have not been, and the Conversion Shares will not be, registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Subject Shares and Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Subject Shares and Conversion Shares will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect.

3.5       Informed Decision. Investor believes that he, she, or it has received all the information that Investor considers necessary or appropriate for deciding whether to acquire the Subject Shares, and that Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Subject Shares and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Investor or to which such Investor had access; provided, however, that the foregoing does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon. In determining to acquire the Subject Shares, Investor has relied solely upon the advice of Investor’s legal counsel and accountants or other financial advisors with respect to the financial, tax, and other considerations relating to the acquisition of the Subject Shares.

4.           Miscellaneous.

4.1       Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2       Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

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4.3       Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the Party to be notified at such Party’s address as set forth on the signature page hereto, or as subsequently modified by written notice.

4.4       Fees and Expenses. Each Party shall be responsible for any fees or expenses, incurred by it with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

4.5       Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of each of the Parties.

4.6       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

4.7       Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.8       Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the Parties hereto are expressly canceled.

4.9       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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The Parties have executed this Agreement as of the Agreement Date.

BEAMZ INTERACTIVE, INC.

By:
Charles R. Mollo,
Chief Executive Officer

Address: 15354 N. 83rd Way, Suite 102
Scottsdale, Arizona 85260

INVESTOR:

If an entity:

[Type in name]

By:
Name:
Title:

Address:

If an individual:

Printed:

Address:

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SCHEDULE I

Information Regarding Investor Bridge Notes

AS OF THE EFFECTIVE DATE
Date of Investor Bridge Note	Principal Balance	Accrued Interest	Total

SI-1

EXHiBIT A

Form of

Fourth Amended and Restated Certificate of Incorporation of the Company

[See attached document]

A-1